                                                                  EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of
 Armor Holdings, Inc.
Jacksonville, Florida


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-28879 relating to 4,000,000 shares of Common Stock of Armor Holdings, Inc. on Form S-1 of our report dated February 21, 1997 as to the Company's Consolidated Financial Statements and our report dated February 21, 1997 (except for the pooling of interests with DSL as described in Note 1, for which the date is April 16, 1997) as to the Company's Supplemental Consolidated Financial Statements, appearing in the Prospectus, which are part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus. Our audit of the Company's Consolidated Financial Statements referred to in our aforementioned report dated February 21, 1997 also included the financial statement schedule of Armor Holdings, Inc. listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP
New York, New York
June 25, 1997